UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

KING PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	0-24425	54-1684963

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

501 Fifth Street, Bristol, Tennessee	37620

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (423) 989-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
EXHIBIT INDEX
EX-99.1 UNAUDITED CONSOLIDATED FINANCIAL STATEMENT
Press Release

Item 5. Other Events.

As announced on March 11, 2003, King received a letter from the SEC with respect to an SEC investigation of King. The letter was accompanied by a subpoena requesting the production of documents. In light of the SEC investigation and as recommended by King’s management, the audit committee of King’s Board of Directors initiated its own related internal review and retained independent counsel, who retained an independent accounting firm, to assist the audit committee. On March 31, 2003, because the audit committee’s investigation was not complete and no conclusions had been reached, King filed a Form 12b-25 with the SEC to obtain a 15-day extension for filing its Form 10-K in order to provide the audit committee and its independent legal counsel with additional time to conduct a more thorough review. That review is continuing.

The financial statements included in this filing are the unaudited financial statements of the Company for the year ended December 31, 2002. There can be no assurance that the audited consolidated financial statements, once issued, will not contain material changes from the unaudited consolidated financial statements filed herewith.

The information filed herewith does not include the report of PricewaterhouseCoopers, the Company’s independent auditor, as the financial statements filed are unaudited consolidated financial statements. Additionally, the information filed herewith does not contain disclosure on controls and procedures, the Sections 302 and 906 certifications currently required to be included in report on Form 10-K or any accompanying exhibits.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits. Exhibits required by Item 601 of Regulation S-K are incorporated herein by reference and are listed on the attached Exhibit Index of this Current Report on Form 8-K.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.

Dated: April 15, 2003	By:	/s/ Jefferson J. Gregory

Jefferson J. Gregory, Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Consolidated Financial Statements of King Pharmaceuticals, Inc. for the Year Ended December 31, 2002 and other information.

99.2	Press Release of King Pharmaceuticals, Inc. issued April 15, 2003.

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